Financial Results Fourth Quarter 2022 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “growth,” “help,” “may,” “opportunities,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “thereafter,” “well-positioned,” “will,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction, SBA, and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; the anticipated impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, adjusted total interest income – FTE, net interest income – FTE, adjusted net interest income, adjusted net interest income – FTE, net interest margin – FTE, adjusted net interest margin, adjusted net interest margin – FTE, provision (benefit) for loan losses, excluding tax refund advance loans, average loans, excluding tax refund advance loans, net charge-offs (recoveries) to average loans, excluding tax refund advance loans, allowance for loan losses to loans, excluding PPP loans, adjusted noninterest expense, adjusted noninterest expense to average assets, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity, adjusted effective income tax rate, income before income taxes, excluding tax refund advance loans, income tax provision, excluding tax refund advance loans and net income, excluding tax refund advance loans are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

Fourth Quarter and Full Year 2022 Commentary  Loan demand was strong throughout the year as portfolio balances totaled $3.5 billion at year end, up 7.5% compared to 3Q22 and 21.2% compared to 4Q21  Rapid Federal Reserve rate hikes drove interest expense higher during the second half of the year, putting pressure on net interest margin – 4Q22 yield on average loan balances was up 39 bps compared to 3Q22 while cost of interest-bearing deposits was up 104 bps  Provision for loan losses elevated compared to recent quarters, due primarily to the strong loan growth as net charge-offs remain low  Credit quality remains excellent as nonperforming ratios remain well below industry averages  Lending focus in 2023 will be on variable rate products, such as construction and SBA, as well as higher yielding fixed rate products, such as franchise finance and consumer lending – Assist in offsetting the pressure of higher deposit costs 3

Fourth Quarter and Full Year 2022 Commentary  Banking-as-a-Service and Fintech partnerships continued to move forward, going live with platform partner, Increase, and providing payments services to power the small business bill pay product from Ramp, a leading corporate card and spend management platform – Two other Fintech partners in pilot phase, four partners approaching pilot phase and one in due diligence – Partnership with Treasury Prime expected to be fully implemented during 1Q23 and first Fintech partner on-boarded in 2Q23  Active share buyback program repurchasing 284,286 shares at an average price of $25.16 during the quarter and over 800,000 shares during the full year 2022 at an average price below tangible book value – Tangible book value per share increased to $39.74, up 3.7% compared to 3Q22 4

Fourth Quarter 2022 Highlights 5 Loans and Deposits  Total portfolio loan balances increased 7.5% from 3Q22  Diversified growth led by franchise finance, single tenant lease financing and construction  Growth in noninterest-bearing deposits, money market accounts, CDs and brokered deposits Profitability and Capital  ROAA of 0.59%, ROAE of 6.91% and ROATCE of 7.00%1  TCE / TA of 7.94%1, TBV per share increased 3.7% to $39.74  Repurchased 284,286 common shares under authorized repurchase program Key Operating Trends  NIM of 2.09% and FTE NIM of 2.22%1  AEA yields up 49 bps from 3Q22 while IBL costs increased 87 bps  SBA loan sales contributed $2.9 million of fee revenue  Asset quality remained strong with NPAs to total assets of 0.17% Earnings  Diluted EPS of $0.68  Net income of $6.4 million  Total revenue of $27.5 million 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

Mortgage  While other lending lines have strong demand, the combination of housing prices, housing supply, economic uncertainty and higher interest rates have caused mortgage applications nationally to plunge to their lowest level in 26 years  Due to the steep decline in mortgage volumes and the negative outlook for mortgage lending over the next several years, the Company decided to exit its consumer mortgage business during the first quarter of 2023  This includes its nationwide digital direct-to-consumer mortgage platform that originates residential loans for sale in the secondary market as well as its local traditional consumer mortgage and construction-to-permanent business  Expected to reduce total annual noninterest expense by $6.8 million and increase annualized pre-tax income by approximately $2.7 million – 80% realized in 2023; 100% thereafter  The Company estimates that it will incur total pre-tax expense of approximately $3.3 million in 1Q23 and 2Q23 associated with exiting the consumer mortgage business 6

Loan Portfolio Overview  Total loan portfolio balances increased 7.5% from 3Q22 and 21.2% from 4Q21  Commercial loan balances increased $184.3 million, or 7.3%, compared to 3Q22 – Growth in franchise finance, single tenant lease financing, construction, commercial and industrial and small business lending  Consumer loan balances increased $61.1 million, or 9.1%, compared to 3Q22 – Growth in residential mortgage balances, recreational vehicles and trailers  4Q22 funded portfolio loan origination yields were up 84 bps from 3Q22 7 Loan Portfolio Mix1 1 Percentages may not add up to 100% due to rounding 2 Includes commercial and industrial and owner-occupied commercial real estate balances Dollars in millions 2 11% 10% 10% 10% 9% 9% 16% 16% 11% 8% 7% 12%3% 9% 1% 2% 4% 4% 4% 2% 4% 11% 17% 13% 8% 22% 26% 24% 20% 21% 18% 38% 34% 34% 31% 30% 27% 2% 2% 2% 4% 6% 8% 9% 7% 6% 6% 6% 5% $2,091.0 $2,716.2 $2,963.5 $3,059.2 $2,887.7 $3,499.4 2017 2018 2019 2020 2021 2022 Commercial and Industrial Construction and Investor CRE Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Franchise Finance Residential Mortgage/HE/HELOCs Consumer

Deposit Composition 8 Total Non-Maturity Deposits - $2.0B as of 12/31/222 Dollars in millions Total Deposits - $3.4B as of 12/31/22 Dollars in millions  Total deposits increased 7.8% from 3Q22 and 8.3% from 4Q21  Non-maturity deposits (excluding BaaS – brokered deposits) increased $63.6 million, or 3.3%, compared to 3Q22  CD and brokered deposit balances increased $267.7 million, or 22.6%, compared to 3Q22  Cost of interest-bearing deposits increased 104 bps from 3Q22, driven by the continued rise in interest rates and ongoing competition $175.3 4% $335.6 10% $44.8 1% $500.0 16% $918.6 27% $13.6 0% $1,453.3 42% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market - Consumer Money market - SMB/Commercial BaaS deposits Certificates and brokered deposits $373.2 19% $178.7 9% $742.6 37% $679.8 34% $13.6 1% Commercial Public funds Small business Consumer BaaS 1 Money market – SMB/Commercial includes small business, commercial, CRE and public institutions 2 Total non-maturity deposits excludes CD and brokered non-maturity deposits and includes approximately $100 million of interest-bearing demand deposits that have a remaining term of four years 1

Net Interest Income and Net Interest Margin  Net interest income on a GAAP and FTE basis were down 9.7% and 8.8%, respectively, from 3Q22  Strong loan growth was offset by higher funding costs  Total loan portfolio yield impacted by loan beta lag effect on fixed rate portfolios  Increase in funding costs reflects ongoing heightened competition and scarcity value of deposits 9 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Yield on Loans and Cost of Interest-Bearing Deposits Net Interest Margin – GAAP and FTE1 4.26% 4.52% 4.31% 4.33% 4.72% 0.84% 0.81% 0.85% 1.41% 2.45% 4Q21 1Q22 2Q22 3Q22 4Q22 Yield on loans Cost of interest-bearing deposits $23.5 $25.8 $25.7 $24.0 $21.7 $24.9 $27.1 $27.1 $25.3 $23.1 4Q21 1Q22 2Q22 3Q22 4Q22 GAAP FTE 2.30% 2.56% 2.60% 2.40% 2.09% 2.43% 2.69% 2.74% 2.53% 2.22% 4Q21 1Q22 2Q22 3Q22 4Q22 GAAP FTE Net Interest Income – GAAP and FTE1 Dollars in millions

Net Interest Margin Drivers 10 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Net Interest Margin – FTE1 Linked-Quarter Change Monthly Rate Paid on Int. Bearing Deposits vs. Fed Funds  Linked-quarter FTE NIM decreased 31 bps, due primarily to higher deposit costs, partially offset by higher earning asset yields – Weighted average yield of 6.15% on funded portfolio originations during 4Q22, up 84 bps over 3Q22 – Other earning assets and securities yields increased 103 and 60 bps, respectively, from 3Q22  Deposit costs increased 104 bps from 3Q22 to 2.45% for 4Q22 – Rate increases combined with ongoing competition in digital and local markets drove deposit betas higher than 3Q22 experience – Cost of money market accounts increased 156 bps during the quarter – With the inverted yield curve, issued longer duration brokered CDs and FHLB advances to offset impact of continued Fed rate hikes +44 bps +6 bps -76 bps 2.53% 2.22% -5 bps 0.80% 0.82% 0.80% 0.79% 0.80% 0.96% 1.14% 1.41% 1.70% 2.10% 2.50% 2.75% 0.08% 0.08% 0.33% 0.33% 0.83% 1.58% 2.32% 2.33% 3.08% 3.08% 3.83% 4.33% Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Int. Bearing Deposits Fed Funds Effective

Noninterest Income 11 Dollars in millions Noninterest Income 4Q22 Dollars in millions Noninterest Income  Noninterest income of $5.8 million, compared to $4.3 million in 3Q22 and compared to $7.7 million in 4Q21 – Distributions from fund investments drove the increase in other income  Gain on sale of loans of $2.9 million, compared to $2.7 million in 3Q22 and $4.1 million in 4Q21 – SBA loan sale volume increased 23.1% compared to 3Q22; partially offset by lower net gain on sale premiums  Mortgage banking revenue of $1.0 million, compared to $0.9 million in 3Q22 – Interest rate lock and sold loan volumes continue to be significantly impacted by the rise in interest rates $0.2 $0.2 $2.9 $1.0 $1.5 Service charges and fees Net loan servicing revenue Gain on sale of loans Mortgage banking activities Other $7.7 $6.8 $4.3 $4.3 $5.8 4Q21 1Q22 2Q22 3Q22 4Q22

Noninterest Expense

- Noninterest expense of $18.5 million, compared with $18.0 million in 3Q22
  - Higher other expense due to several items, none of which were individually significant
  - Professional fees increased due mainly to timing of third-party loan review
  - Lower marketing and loan expenses impacted by decrease in mortgage activity
- Noninterest expense / average assets remained well below the industry average

Noninterest Expense

Dollars in millions



Core
Non-core items
$17.0 [1]
$16.3
$18.8 [2]
$17.7
$18.0 [3]
$17.1
$18.0 [4]
$17.9
$18.5
4Q21
1Q22
2Q22
3Q22
4Q22

Noninterest Expense / Average Assets



Core
Non-core items
1.61% [1]
1.55%
1.81% [2]
1.71%
1.76% [3]
1.67%
1.74% [4]
1.73%
1.72%
4Q21
1Q22
2Q22
3Q22
4Q22

1 4Q21 noninterest expense includes a $0.5 million IT contract termination fee and $0.2 million of acquisition-related expenses; see Reconciliation of Non-GAAP Financial Measures in the Appendix
2 1Q22 noninterest expense includes $0.9 million of nonrecurring consulting fees and $0.2 million of acquisition-related expenses; see Reconciliation of Non-GAAP Financial Measures in the Appendix
3 2Q22 noninterest expense includes a $0.5 million discretionary inflation bonus, $0.3 million of accelerated equity compensation and $0.1 million of acquisition-related expenses; see Reconciliation of Non-GAAP Financial Measures in the Appendix
4 3Q22 noninterest expense includes a $0.1 million write-down of software; see Reconciliation of Non-GAAP Financial Measures in the Appendix

FIRST INTERNET BANCORP 12

Asset Quality

- Allowance for loan losses to total loans of 0.91% in 4Q22, down 1 bp from 3Q22
- Quarterly provision for loan losses was $2.1 million, compared to $0.9 million in 3Q22 and a benefit of $0.2 million in 4Q21
  - Increase in provision due primarily to loan growth
- Net charge-offs to average loans of 0.03%, compared to 0.02% in 3Q22
- Nonperforming loans increased $1.5 million from 3Q22 due mainly to SBA loans placed on nonaccrual during the quarter
- Delinquencies 30 days or more past due of 0.17%, compared to 0.06% in 3Q22
- Implementing CECL during the first quarter of 2023; initial adjustment to the ACL expected to be $2.5 million - $3.0 million

NPLs / Total Loans


0.26%
0.25%
0.15%
0.18%
0.22%
4Q21
1Q22
2Q22
3Q22
4Q22

NPAs / Total Assets


0.20%
0.17%
0.11%
0.14%
0.17%
4Q21
1Q22
2Q22
3Q22
4Q22

Net Charge-Offs (Recoveries) / Avg. Loans


-0.01%
0.05% 1
0.04% 2
0.02%
0.03%
4Q21
1Q22
2Q22
3Q22
4Q22

1 1Q22 net charge-offs includes a 0.21% impact related to net charge-offs of tax refund advance loans; see Reconciliation of Non-GAAP Financial Measures in the Appendix
2 2Q22 net charge-offs includes a 0.05% impact related to net charge-offs of tax refund advance loans; see Reconciliation of Non-GAAP Financial Measures in the Appendix

FIRST INTERNET BANCORP

13

Capital  Tangible common equity to tangible assets decreased 42 bps to 7.94%1 from 3Q22  Tangible book value per share of $39.74, up 3.7% from 3Q221 and up 3.2% from 4Q211  Repurchased 284,286 shares at an average price per share of $25.16 during 4Q22  Since 4Q21, 902,453 shares have been purchased at an average price per share of $35.70, or $32.2 million in the aggregate 14 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Company Bank Total shareholders' equity to assets 8.03% 9.72% Tangible common equity to tangible assets1 7.94% 9.62% Tier 1 leverage ratio 9.06% 10.84% Common equity tier 1 capital ratio 10.93% 13.10% Tier 1 capital ratio 10.93% 13.10% Total risk-based capital ratio 14.75% 13.99% $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $38.51 $39.74 2015 2016 2017 2018 2019 2020 2021 4Q22 Tangible Book Value Per Share1 Regulatory Capital Ratios – December 31, 20222

19% 18% 18%10% 6% 29% Retail Trade Accommodation and Food Services Services Manufacturing Construction Other 15% 15% 12% 11% 8% 8% 31% IN MI IL TX CA FL Other Small Business Lending  $123.8 million in balances as of December 31, 2022  Nationwide platform providing growth capital to entrepreneurs and small business owners  Top 30 Small Business Administration 7(a) lender for the SBA’s 2022 fiscal year; currently top 15 lender for SBA’s 2023 fiscal year  Continuing to build the SBA sales, credit and operations teams in place to support expanded loan production 1315 1 Excludes PPP loans Managed SBA 7(a) Loans1 Portfolio Mix by State Portfolio Mix by Major Industry

17% 13% 9% 4%4% 4% 4% 45% TX CA MI GA PA NC FL Other Franchise Finance  $299.8 million in balances as of December 31, 2022  Focused on providing growth financing to franchisees in a variety of industry segments  Strong historical credit performance to date  Average loan size of $1.0 million 16 Portfolio Mix by Borrower Use Portfolio Mix by State Portfolio Mix by Brand 21% 19% 15% 12% 12% 5% 16% Indoor Recreation Limited-Service Restaurants Beauty Salons Full-Service Restaurants Fitness and Recreational Sports Center Other Personal Care Services Other 16% 13% 10% 6%4% 3% 48% Urban Air Adventure Park Scooter's Coffee My Salon Suite Goldfish Swim School Crunch Fitness F45 Training Other 131

34% 16%13% 11% 8% 8% 10% Land Subdivision Hotels (except Casino Hotels) and Motels Lessors of Residential Buildings and Dwellings Lessors of Nonresidential Buildings (except Miniwarehouses) Lessors of Miniwarehouses and Self-Storage Units Continuing Care Retirement Communities Other 72% 13% 9% 3% 3% IN AZ KY OH Other 43% 30% 27% Commercial Construction/ Development Investor Commercial Real Estate Residential Construction/ Development Construction and Investor Commercial Real Estate  $275.1 million in combined balances as of December 31, 2022  Average current loan balance of $4.0 million for investor CRE  Average commitment sizes for construction – Commercial construction/development: $10.4 million – Residential construction/development: $1.0 million 17 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry  Unfunded commitments as of December 31, 2022, up from 3Q22 – Commercial construction/development: $319.3 million – Residential construction/development: $60.2 million

Single Tenant Lease Financing  $939.2 million in balances as of December 31, 2022  Long-term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 47%  Average loan size of $1.3 million 18 Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant Portfolio Mix by Geography  Strong historical credit performance  No delinquencies in this portfolio 28% 21% 18% 11% 6% 6% 5% 5% Quick Service Restaurants Auto Parts/ Repair/Car Wash Full Service Restaurants Convenience/Fuel Pharmacies Dollar Stores Specialty Retailers Other 6% 5% 5% 5% 4% 4% 3% 3% 3% 3% 59% Burger King Wendy's Tidal Wave Red Lobster Caliber Collision Dollar General Bob Evans Walgreens ICWG CVS Other 10% 23% 23% 39% 5%

4% 4% 6% 4% 20% 6% 6% 3%1% 1% 3% 42% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 BB+/Ba1 BB/Ba2 Non-Rated 33% 13% 13% 9% 7% 5% 5% 3% 2% 2% 8% General Obligation Essential use equipment loans Lease rental revenue Utilities Revenue Short term cash flow fin (BAN) - G.O. Public higher ed facilities - Revenue Tax Incremental Financing (TIF) districts Sales tax, food and bev tax, hotel tax Income Tax supported loans Municipally owned health care facilities Other 57% 6% 4% 4% 3% 3% 3% 2% 18% IN OK IA OH MO MI GA MS Other Public Finance  $621.0 million in balances as of December 31, 2022  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing 19  No delinquencies or losses since inception Portfolio Mix by Repayment Source Borrower Mix by Credit Rating Portfolio Mix by State

86% 10% 4% Dentists Veterinarians Other77% 17% 5% 1% Practice Refi or Acquisition Owner Occupied CRE Project Equipment and Other Healthcare Finance  $272.5 million in balances as of December 31, 2022  Loan portfolio focused primarily on dental practices with some exposure to veterinary practices and other specialties  Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied CRE, equipment purchases and project loans  Average loan size of $501,000  No delinquencies in this portfolio 20 Portfolio Mix by Borrower Use Portfolio Mix by Borrower Portfolio Mix by State 20 30% 12% 6% 4% 4% 3% 3% 38% CA TX FL NY AZ WA IL Other

21% 20% 18% 13% 6% 6% 16% Construction Services Manufacturing Real Estate and Rental and Leasing Health Care and Social Assistance Arts, Entertainment, and Recreation Other 46% 30% 6% 4% 3% 11% IN AZ KS IL NY Other 46% 35% 19% C&I - Term Loans Owner Occupied CRE C&I - Lines of Credit C&I and Owner-Occupied Commercial Real Estate  $187.9 million in combined balances as of December 31, 2022  Current C&I LOC utilization of 57.6%  Average loan sizes  C&I: $698,000  Owner-occupied CRE: $826,000 21 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry 21

Residential Mortgage  $408.7 million in balances as of December 31, 2022 (includes home equity balances)  Direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers – Average loan size of $198,000 – Average credit score at origination of 748 – Average LTV at origination of 77%  Strong historical credit performance 22 Concentration by State Concentration by Loan Type State Percentage Indiana 68% California 13% Florida 2% Texas 2% New York 2% All other states 13% National Portfolio with Midwest Concentration 16% 3% 70% 6% 5% Loan Type Percentage Single Family Residential 83% SFR Construction to Permanent 11% Home Equity – LOC 5% Home Equity – Closed End 1% 22

23% 21% 17% 29% 10% Specialty Consumer  $324.6 million in balances as of December 31, 2022  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers – Average credit score at origination of 779 – Average loan size of $25,000  Strong historical credit performance Concentration by State Concentration by Loan Type State Percentage Texas 14% California 11% Florida 6% North Carolina 4% Arizona 4% All other states 61% Geographically Diverse Portfolio Loan Type Percentage Trailers 52% Recreational Vehicles 37% Other consumer 11% 231

24 Appendix

Loan Portfolio Composition

Dollars in thousands	2019	2020	2021	1Q22	2Q22	3Q22	4Q22
Commercial loans							
Commercial and industrial	$ 96,420	$ 75,387	$ 96,008	$ 99,808	$ 110,540	$ 104,780	$ 126,108
Owner-occupied commercial real estate	86,726	89,785	66,732	56,752	61,277	58,615	61,836
Investor commercial real estate	12,567	13,902	28,019	34,627	52,648	91,021	93,121
Construction	60,274	110,385	136,619	149,662	143,475	139,509	181,966
Single tenant lease financing	995,879	950,172	865,854	852,519	867,181	895,302	939,240
Public finance	687,094	622,257	592,665	587,817	613,759	614,139	621,032
Healthcare finance	300,612	528,154	387,852	354,574	317,180	293,686	272,461
Small business lending	46,945	125,589	108,666	97,040	102,724	113,001	123,750
Franchise finance	-	-	81,448	107,246	168,942	225,012	299,835
Total commercial loans	2,286,517	2,515,631	2,363,863	2,340,045	2,437,726	2,535,065	2,719,349
Consumer loans							
Residential mortgage	313,849	186,787	186,770	191,153	281,124	337,565	383,948
Home equity	24,306	19,857	17,665	18,100	19,928	22,114	24,712
Trailers	146,734	144,493	146,267	148,870	154,555	162,161	167,326
Recreational vehicles	102,702	94,405	90,654	93,458	105,876	115,694	121,808
Other consumer loans	45,873	36,794	28,557	28,002	32,524	34,657	35,464
Tax refund advance loans	-	-	-	9,177	-	-	-
Total consumer loans	633,464	482,336	469,913	488,760	594,007	672,191	733,258
Net def. loan fees, prem., disc. and other [1]	43,566	61,264	53,886	51,975	50,394	48,650	46,794
Total loans	**$ 2,963,547**	**$ 3,059,231**	**$ 2,887,662**	**$ 2,880,780**	**$ 3,082,127**	**$ 3,255,906**	**$ 3,499,401**

1 Includes carrying value adjustments of $32.5 million, $33.9 million, $35.4 million, $36.4 million, $37.5 million and $42.7 million related to terminated interest rate swaps associated with public finance loans as of December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and December 31, 2020, respectively, and $21.4 million as of December 31, 2019 related to interest rate swaps associated with public finance loans.

FIRST INTERNET BANCORP

25

Reconciliation of Non-GAAP Financial Measures 26 Dollars in thousands 2015 2016 2017 2018 2019 2020 2021 2022 Total equity - GAAP $104,330 $153,942 $224,127 $288,735 $304,913 $330,944 $380,338 $364,974 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $99,643 $149,255 $219,440 $284,048 $300,226 $326,257 $375,651 $360,287 Common shares outstanding 4,481,347 6,478,050 8,411,077 10,170,778 9,741,800 9,800,569 9,754,455 9,065,883 Book value per common share $23.28 $23.76 $26.65 $28.39 $31.30 $33.77 $38.99 $40.26 Effect of goodwill (1.04) (0.72) (0.56) (0.46) (0.48) (0.48) (0.48) (0.52) Tangible book value per common share $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $38.51 $39.74

Reconciliation of Non-GAAP Financial Measures 27 Dollars in thousands 4Q21 1Q22 2Q22 3Q22 4Q22 Total equity - GAAP $380,338 $374,655 $365,332 $360,857 $364,974 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $375,651 $369,968 $360,645 $356,170 $360,287 Total assets - GAAP $4,210,994 $4,225,397 $4,099,806 $4,264,424 $4,543,104 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible assets $4,206,307 $4,220,710 $4,095,119 $4,259,737 $4,538,417 Common shares outstanding 9,754,455 9,683,727 9,404,000 9,290,885 9,065,883 Book value per common share $38.99 $38.69 $38.85 $38.84 $40.26 Effect of goodwill (0.48) (0.48) (0.50) (0.50) (0.52) Tangible book value per common share $38.51 $38.21 $38.35 $38.34 $39.74 Total shareholders' equity to assets 9.03% 8.87% 8.91% 8.46% 8.03% Effect of goodwill (0.10%) (0.10%) (0.10%) (0.10%) (0.09%) Tangible common equity to tangible assets 8.93% 8.77% 8.81% 8.36% 7.94% Total average equity - GAAP $376,832 $380,767 $374,274 $371,303 $364,657 Adjustments: Average goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Average tangible common equity $372,145 $376,080 $369,587 $366,616 $359,970 Return on average shareholders' equity 13.14% 11.94% 10.23% 9.01% 6.91% Effect of goodwill 0.16% 0.15% 0.13% 0.12% 0.09% Return on average tangible common equity 13.30% 12.09% 10.36% 9.13% 7.00%

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	4Q21	1Q22	2Q22	3Q22	4Q22
Total interest income	$34,192	$36,034	$36,106	$39,099	$45,669
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,348	1,314	1,377	1,280	1,384
Total interest income - FTE	$35,540	$37,348	$37,483	$40,379	$47,053
Total interest income - FTE	$35,540	$37,348	$37,483	$40,379	$47,053
Adjustments:					
Income from tax refund advance loans	-	(2,864)	(149)	-	-
Adjusted total interest income - FTE	$35,540	$34,484	$37,334	$40,379	$47,053
Net interest income	$23,505	$25,750	$25,680	$23,994	$21,669
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,348	1,314	1,377	1,280	1,384
Net interest income - FTE	$24,853	$27,064	$27,057	$25,274	$23,053
Net interest income	$23,505	$25,750	$25,680	$23,994	$21,669
Adjustments:					
Income from tax refund advance loans	-	(2,864)	(149)	-	-
Adjusted net interest income	$23,505	$22,886	$25,531	$23,994	$21,669
Net interest income	$23,505	$25,750	$25,680	$23,994	$21,669
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,348	1,314	1,377	1,280	1,384
Income from tax refund advance loans	-	(2,864)	(149)	-	-
Adjusted net interest income - FTE	$24,853	$24,200	$26,908	$25,274	$23,053
Net interest margin	2.30%	2.56%	2.60%	2.40%	2.09%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.13%	0.13%	0.14%	0.13%	0.13%
Net interest margin - FTE	2.43%	2.69%	2.74%	2.53%	2.22%

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

28

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	4Q21	1Q22	2Q22	3Q22	4Q22
Net interest margin	2.30%	2.56%	2.60%	2.40%	2.09%
Adjustments:					
Effect of income from tax refund advance loans	0.00%	(0.28%)	(0.02%)	0.00%	0.00%
Adjusted net interest margin	2.30%	2.28%	2.58%	2.40%	2.09%
Net interest margin	2.30%	2.56%	2.60%	2.40%	2.09%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.13%	0.13%	0.14%	0.13%	0.13%
Effect of income from tax refund advance loans	0.00%	(0.28%)	(0.02%)	0.00%	0.00%
Adjusted net interest margin - FTE	2.43%	2.41%	2.72%	2.53%	2.22%
Provision (benefit) for loan losses	$ (238)	$ 791	$ 1,185	$ 892	$ 2,109
Adjustments:					
Provision for tax refund advance loans losses	-	(1,842)	(18)	-	-
Provision (benefit) for loan losses, excluding tax refund advance loans	$ (238)	$ (1,051)	$ 1,167	$ 892	$ 2,109
Average loans	2,914,858	2,947,924	2,998,144	3,161,850	3,382,212
Adjustments:					
Average tax refund advance loans	-	(60,499)	(3,185)	-	-
Average loans, excluding tax refund advance loans	2,914,858	2,887,425	2,994,959	3,161,850	3,382,212
Net charge-offs (recoveries) to average loans	(0.01%)	0.05%	0.04%	0.02%	0.03%
Adjustments:					
Effect of tax refund advance loans net charge-offs to average loans	0.00%	(0.21%)	(0.05%)	0.00%	0.00%
Net charge-offs (recoveries) to average loans, excluding tax refund advance loans	(0.01%)	(0.16%)	(0.01%)	0.02%	0.03%
Allowance for loan losses	$27,841	$28,251	$29,153	$29,866	$31,737
Loans	$2,887,662	$2,880,780	$3,082,127	$3,255,906	$3,499,401
Adjustments:					
PPP loans	(3,152)	(1,003)	(194)	-	-
Loans, excluding PPP loans	$2,884,510	$2,879,777	$3,081,933	$3,255,906	$3,499,401
Allowance for loan losses to loans	0.96%	0.98%	0.95%	0.92%	0.91%
Effect of PPP loans	0.01%	0.00%	0.00%	0.00%	0.00%
Allowance for loan losses to loans, excluding PPP loans	0.97%	0.98%	0.95%	0.92%	0.91%

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

29

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	4Q21	1Q22	2Q22	3Q22	4Q22
Noninterest expense	$16,955	$18,780	$17,985	$17,995	$18,513
Adjustments:					
Acquisition-related expenses	(163)	(170)	(103)	-	-
Write-down of software	(475)	-	-	(125)	-
Nonrecurring consulting fee	-	(875)	-	-	-
Discretionary inflation bonus	-	-	(531)	-	-
Accelerated equity compensation	-	-	(289)	-	-
Adjusted noninterest expense	$16,317	$17,735	$17,062	$17,870	$18,513
Noninterest expense to average assets	1.61%	1.81%	1.76%	1.74%	1.72%
Effect of acquisition-related expenses	(0.02%)	(0.02%)	(0.01%)	0.00%	0.00%
Effect of write-down of software	(0.04%)	0.00%	0.00%	(0.01%)	0.00%
Effect of nonrecurring consulting fee	0.00%	(0.08%)	0.00%	0.00%	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	(0.05%)	0.00%	0.00%
Effect of accelerated equity compensation	0.00%	0.00%	(0.03%)	0.00%	0.00%
Adjusted noninterest expense to average assets	1.55%	1.71%	1.67%	1.73%	1.72%
Income before income taxes - GAAP	$14,482	$12,999	$10,824	$9,423	$6,854
Adjustments:					
Acquisition-related expenses	163	170	103	-	-
Effect of write-down of software	475	-	-	125	-
Nonrecurring consulting fee	-	875	-	-	-
Discretionary inflation bonus	-	-	531	-	-
Accelerated equity compensation	-	-	289	-	-
Adjusted income before income taxes	$15,120	$14,044	$11,747	$9,548	$6,854

FIRST INTERNET BANCORP

30

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	4Q21	1Q22	2Q22	3Q22	4Q22
Income tax provision - GAAP	$ 2,004	$ 1,790	$ 1,279	$ 987	$ 503
Adjustments:[1]					
Acquisition-related expenses	34	36	21	-	-
Write-down of software	100	-	-	26	-
Nonrecurring consulting fee	-	184	-	-	-
Discretionary inflation bonus	-	-	112	-	-
Accelerated equity compensation	-	-	61	-	-
Adjusted income tax provision	$ 2,138	$ 2,010	$ 1,473	$ 1,013	$ 503
Net income - GAAP	$12,478	$11,209	$9,545	$8,436	$6,351
Adjustments:					
Acquisition-related expenses	129	134	82	-	-
Write-down of software	375	-	-	(26)	-
Nonrecurring consulting fee	-	691	-	-	-
Discretionary inflation bonus	-	-	419	-	-
Accelerated equity compensation	-	-	228	-	-
Adjusted net income	$12,982	$12,034	$10,274	$8,410	$6,351
Diluted average common shares outstanding	9,989,951	9,870,394	9,658,689	9,525,855	9,343,533
Diluted earnings per share - GAAP	$ 1.25	$ 1.14	$ 0.99	$ 0.89	$ 0.68
Adjustments:					
Effect of acquisition-related expenses	0.01	0.01	0.01	-	-
Effect of write-down of software	0.04	-	-	0.01	-
Effect of nonrecurring consulting fee	-	0.07	-	-	-
Effect of discretionary inflation bonus	-	-	0.04	-	-
Effect of accelerated equity compensation	-	-	0.02	-	-
Adjusted diluted earnings per share	$1.30	$1.22	$1.06	$0.90	$0.68

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

31

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	4Q21	1Q22	2Q22	3Q22	4Q22
Return on average assets	1.19%	1.08%	0.93%	0.82%	0.59%
Effect of acquisition-related expenses	0.01%	0.01%	0.01%	0.00%	0.00%
Effect of write-down of software	0.04%	0.00%	0.00%	0.01%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.07%	0.00%	0.00%	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	0.04%	0.00%	0.00%
Effect of accelerated equity compensation	0.00%	0.00%	0.02%	0.00%	0.00%
Adjusted return on average assets	1.24%	1.16%	1.00%	0.83%	0.59%
Return on average shareholders' equity	13.14%	11.94%	10.23%	9.01%	6.91%
Effect of acquisition-related expenses	0.14%	0.14%	0.09%	0.00%	0.00%
Effect of write-down of software	0.39%	0.00%	0.00%	0.11%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.74%	0.00%	0.00%	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	0.45%	0.00%	0.00%
Effect of accelerated equity compensation	0.00%	0.00%	0.24%	0.00%	0.00%
Adjusted return on average shareholders' equity	13.67%	12.82%	11.01%	9.12%	6.91%
Return on average tangible common equity	13.30%	12.09%	10.36%	9.13%	7.00%
Effect of acquisition-related expenses	0.14%	0.14%	0.09%	0.00%	0.00%
Effect of write-down of software	0.40%	0.00%	0.00%	0.11%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.75%	0.00%	0.00%	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	0.45%	0.00%	0.00%
Effect of accelerated equity compensation	0.00%	0.00%	0.25%	0.00%	0.00%
Adjusted return on average tangible common equity	13.84%	12.98%	11.15%	9.24%	7.00%
Effective income tax rate	13.8%	13.8%	11.8%	10.5%	7.3%
Effect of acquisition-related expenses	0.1%	0.3%	0.2%	0.3%	0.0%
Effect of write-down of software	0.2%	0.0%	0.0%	0.0%	0.0%
Effect of nonrecurring consulting fee	0.0%	1.3%	0.0%	0.0%	0.0%
Effect of discretionary inflation bonus	0.0%	0.0%	1.0%	0.0%	0.0%
Effect of accelerated equity compensation	0.0%	0.0%	0.6%	0.0%	0.0%
Adjusted effective income tax rate	14.1%	15.4%	13.6%	10.8%	7.3%

First Internet Bancorp

32

Reconciliation of Non-GAAP Financial Measures 33 1 Assuming a 21% tax rate Dollars in thousands 4Q21 1Q22 2Q22 3Q22 4Q22 Income before income taxes - GAAP 14,482$ 12,999$ 10,824$ 9,423$ 6,854$ Adjustments: Income from tax refund advance loans - (2,864) (149) - - Provision for tax refund advance loans losses - 1,842 18 - - Tax refund advance loans servicing fee - 921 9 - - Income before income taxes, excluding tax refund advance loans 14,482$ 12,898$ 10,702$ 9,423$ 6,854$ Income tax provision - GAAP 2,004$ 1,790$ 1,279$ 987$ 503$ Adjustments:1 Income from tax refund advance loans - (601) (31) - - Provision for tax refund advance loans losses - 387 4 - - Tax refund advance loans servicing fee - 193 2 - - Income tax provision, excluding tax refund advance loans 2,004$ 1,769$ 1,254$ 987$ 503$ Net income - GAAP $12,478 $11,209 $9,545 $8,436 $6,351 Adjustments: Income from tax refund advance loans - (2,263) (118) - - Provision for tax refund advance loans losses - 1,455 14 - - Tax refund advance loans servicing fee - 728 7 - - Net income, excluding tax refund advance loans 12,478$ 11,129$ 9,448$ 8,436$ 6,351$